Exhibit 99.01

Flextronics contacts:
 Thomas J. Smach
Senior Vice President of Finance
+1.408.576.7722
investor_relations@flextronics.com

Renee Brotherton
Director of Corporate Marketing
+1.408.576.7189
renee.brotherton@flextronics.com

FLEXTRONICS ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS;
APPOINTS LIP-BU TAN TO BOARD OF DIRECTORS

Singapore, April 24, 2003 – Flextronics (NASDAQ: FLEX), a global provider of operational services focused on delivering design, engineering, manufacturing and logistic solutions to technology companies, today announced results for the quarter and year ended March 31, 2003, as follows:

($ in millions, except EPS)(1)	Quarter Ended		Fiscal Year Ended

	March 31,	March 31,	March 31,	March 31,
	2003	2002	2003	2002

Net sales	$3,059.6	$3,296.3	$13,378.7	$13,104.8
Proforma operating income	$50.0	$92.8	$272.1	$436.3
GAAP operating income (loss)	$43.1	$31.0	$(54.5)	$(150.7)
Proforma net income	$25.4	$61.4	$161.6	$310.0
GAAP net income (loss)	$19.5	$5.7	$(83.5)	$(153.7)
Diluted proforma EPS	$0.05	$0.12	$0.31	$0.61
Diluted GAAP EPS	$0.04	$0.01	$(0.16)	$(0.31)

(1)	Proforma results exclude intangibles amortization and unusual charges. See Schedule 1 for a reconciliation of proforma results to GAAP results.

Net sales totaled $3.1 billion and $13.4 billion for the quarter and fiscal year ended March 31, 2003, respectively. This represents a 2% increase in sales for fiscal 2003. For the quarter ended March 31, 2003, diluted earnings per share on a GAAP basis increased to 4 cents from 1 cent in the quarter ended March 31, 2002. For the fiscal year ended March 31, 2003, the Company’s GAAP net loss was reduced to 16 cents per diluted share from 31 cents per diluted share in the fiscal year ended March 31, 2002.

During the fiscal year, the Company generated $608 million of cash flow from operations and ended the quarter with an industry leading cash conversion cycle of 26 days. At the end of the quarter, the Company had $424 million in cash. Total debt was reduced by $6 million during the quarter, leverage remained at 20% and liquidity increased to more than $1.3 billion at quarter end. During the quarter, the Company renewed and increased its revolving line-of-credit from $800 million to $880 million.

“The March quarter operating results were in line with our expectations and reflected general end-market demand slow down, coupled with the seasonality of consumer related demand” said Michael E. Marks, Chief Executive Officer of Flextronics. “I continue to believe that our business is pretty stable as we continue to win new customers and new programs offsetting demand weaknesses. We remain profitable on a proforma operating basis and are generating cash, while making excellent progress on several initiatives, including our ODM (Original Design Manufacturing) strategy and expanding our non-consumer related client base. These two initiatives should contribute to stronger and more seasonally stable operating results going forward.” Mr. Marks added: “I believe that Flextronics is well positioned to serve its customers with world class capabilities in manufacturing, combined with an expansive global footprint, and a broad service offering which includes design services, manufacturing, and logistics management.”

In terms of earnings guidance, the Company indicated that sales in the June 2003 quarter should be in the range of $3.0 to $3.3 billion and proforma diluted earnings per share would be in the range of 5 to 8 cents (which excludes amortization of intangibles of approximately one cent). For the full fiscal year ending March 2004, the Company is targeting earnings per share growth in the range of 20% on a revenue base of approximately $14 billion.

Finally, the Company announced today the appointment of Lip-Bu Tan to the Board of Directors, effective April 3rd, replacing departing director, Tommie Goh, who had joined the board as part of the Company’s acquisition of JIT Holdings. Lip-Bu Tan is the Founder and Chairman of Walden International, which manages over $1.8 billion in venture capital funds. Mr. Tan has been active in the venture capital industry for the past two decades, and has been a lead investor and/or a board member in more than 50 companies. He has pioneered the U.S. venture capital concept in Asia, and promotes early-stage technology investing in the Asia-Pacific region. The Company believes that Mr. Tan will add significantly to the strength of its board.

A conference call hosted by Flextronics’ management will be held today at 1:30 p.m. PST to further discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of a slide presentation and Chairman’s Letter that summarizes and discusses the quarterly results may also be found on the site. A replay of the broadcast will remain available on the Company’s website after the call.

Minimum requirements to listen to the broadcast are Microsoft Windows Media Player software (free download at http://www.microsoft.com/windows/windowsmedia/download/default.asp) and at least a 28.8 Kbps bandwidth connection to the Internet.

About Flextronics
 Headquartered in Singapore, Flextronics is the leading Electronics Manufacturing Services (EMS) provider focused on delivering operational services to technology companies. With fiscal year 2003 revenues of $13.4 billion and approximately 95,000 employees, Flextronics is a major global operating company with design, engineering, manufacturing and logistics operations in 29 countries and five continents. This global presence allows for manufacturing excellence through a network of facilities situated in key markets and geographies that in turn provide its customers with the resources, technology and capacity to optimize their operations. Flextronics’ ability to provide end-to-end operational services that include innovative product design, test solutions, manufacturing, IT expertise and logistics has established the Company as the leading EMS provider. For more information, please visit www.flextronics.com.

# # #

This news release, the Chairman’s Letter to the Shareholders and the earnings slide presentation contain forward-looking statements within the meaning of federal securities laws and are subject to the safe harbor under those laws. These forward-looking statements include statements related to our future growth, trends in our industry, end market demand, expansion of and changes in our client base, our ODM initiative, the impact of severe acute respiratory syndrome (“SARs”) on our operations in Asia and our anticipated operating results, financial position and profitability. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include the challenges of effectively managing our operations, particularly during uncertain economic conditions, the need for future restructurings, integrating acquired companies, responding to changes in economic trends and to fluctuations in demand for customers’ products and changes in customers’ orders, our dependence on a small number of large customers, our dependence on industries affected by rapid technological change, competition in our industry and the other risks described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Certain Factors Affecting Future Operating Results” in our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q and current reports on Form 8-K, filed with the SEC. The forward-looking statements in this news release, the Chairman’s Letter to the Shareholders and the earnings slide presentation, are based on current expectations, and Flextronics assumes no obligation to update these forward-looking statements.

SCHEDULE 1

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Fourth Quarter Ended March 31, 2003			Fourth Quarter Ended March 31, 2002

		Proforma			Proforma
	Proforma(1)	Adjustments	GAAP	Proforma(1)	Adjustments	GAAP

Net sales	$3,059,565		$3,059,565	$3,296,292		$3,296,292
Cost of sales	2,893,527		2,893,527	3,083,536		3,083,536
Unusual charges	—		—	—	24,943	24,943

Gross profit	166,038		166,038	212,756	(24,943)	187,813
Selling, general and administrative	116,087		116,087	119,941		119,941
Intangibles amortization	—	6,832	6,832	—	3,504	3,504
Unusual charges	—		—	—	33,388	33,388

Operating income	49,951	(6,832)	43,119	92,815	(61,835)	30,980
Interest and other expense, net	22,024		22,024	24,557		24,557

Income before income taxes	27,927	(6,832)	21,095	68,258	(61,835)	6,423
Provision for income taxes	2,576	(1,007)	1,569	6,866	(6,183)	683

Net income	$25,351	$(5,825)	$19,526	$61,392	$(55,652)	$5,740

Earnings per share:
Basic	$0.05		$0.04	$0.12		$0.01

Diluted	$0.05		$0.04	$0.12		$0.01

Shares used in computing per share amounts:
Basic	519,266		519,266	510,559		510,559

Diluted	531,118		531,118	526,797		526,797

(1)	Proforma results exclude intangibles amortization and unusual charges.

SCHEDULE 1, Continued

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)
(Unaudited)

	Fiscal Year Ended March 31, 2003			Fiscal Year Ended March 31, 2002

		Proforma			Proforma
	Proforma(1)	Adjustments	GAAP	Proforma(1)	Adjustments	GAAP

Net sales	$13,378,699		$13,378,699	$13,104,847		$13,104,847
Cost of sales	12,650,402		12,650,402	12,224,969		12,224,969
Unusual charges	—	266,244	266,244	—	464,391	464,391

Gross profit	728,297	(266,244)	462,053	879,878	(464,391)	415,487
Selling, general and administrative	456,199		456,199	443,586		443,586
Intangibles amortization	—	22,146	22,146	—	12,615	12,615
Unusual charges	—	38,167	38,167	—	110,035	110,035

Operating income (loss)	272,098	(326,557)	(54,459)	436,292	(587,041)	(150,749)
Interest and other expense, net	92,780		92,780	91,853		91,853

Income (loss) before income taxes	179,318	(326,557)	(147,239)	344,439	(587,041)	(242,602)
Provision for (benefit from) income taxes	17,715	(81,501)	(63,786)	34,444	(123,298)	(88,854)

Net income (loss)	$161,603	$(245,056)	$(83,453)	$309,995	$(463,743)	$(153,748)

Earnings (loss) per share:
Basic	$0.31		$(0.16)	$0.63		$(0.31)

Diluted	$0.31		$(0.16)	$0.61		$(0.31)

Shares used in computing per share amounts:
Basic	517,198		517,198	489,553		489,553

Diluted	526,738		517,198	510,627		489,553

(1)	Proforma results exclude intangibles amortization and unusual charges.

SCHEDULE 2

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	March 31,
	2003	2002

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$424,020	$745,124
Accounts receivable, net	1,417,086	1,866,576
Inventories, net	1,141,559	1,292,230
Deferred income taxes	42,568	51,954
Other current assets	466,942	597,303

Total current assets	3,492,175	4,553,187
Property, plant and equipment, net	1,965,729	2,032,495
Deferred income taxes	454,473	312,996
Goodwill and other intangibles, net	2,192,910	1,538,148
Other assets	341,664	207,873

Total assets	$8,446,951	$8,644,699

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Bank borrowings and current portion of long-term debt	$52,484	$282,478
Current portion of capital lease obligations	7,622	16,557
Accounts payable	1,601,923	1,962,630
Other current liabilities	910,718	896,639

Total current liabilities	2,572,747	3,158,304
Long-term debt and capital lease obligations, net of current portion	1,049,853	863,293
Other liabilities	282,331	167,606
Shareholders’ equity	4,542,020	4,455,496

Total liabilities and shareholders’ equity	$8,446,951	$8,644,699